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                                                                     Exhibit 3.2


                              ARTICLES OF MERGER

                                    Merging

                     SECURITY CAPITAL PACIFIC INCORPORATED
                   (a corporation of the State of Maryland)

                                     Into

                           PROPERTY TRUST OF AMERICA
           (a real estate investment trust of the State of Maryland)


     Security Capital Pacific Incorporated, a corporation organized and existing under the laws of the State of Maryland ("PACIFIC"), and Property Trust of America, a real estate investment trust organized and existing under the laws of the State of Maryland ("PTR"), agree that PACIFIC shall be merged with and into PTR. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

     FIRST: The parties to these Articles of Merger are Property Trust of America, a real estate investment trust organized and existing under the laws of the State of Maryland, and Security Capital Pacific Incorporated, a corporation organized and existing under the laws of the State of Maryland.

     SECOND: PACIFIC shall be merged with and into PTR in accordance with the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code"), and PTR shall survive the merger and continue under the name "Security Capital Pacific Trust" (the "Surviving Entity"). At the effective time of the merger (the "Effective Time"), the separate existence of PACIFIC shall cease in accordance with the provisions of the Maryland Code. From and after the Effective Time, the Surviving Entity shall continue its existence under the name "Security Capital Pacific Trust," shall succeed to all of the properties, liabilities and other assets and shall be subject to all of the liabilities and obligations of PACIFIC without further action by either of the parties hereto, and will continue to be governed by the laws of the State of Maryland, including the Maryland Code. At the Effective Time, the bylaws of PTR in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Entity and the trustees and officers in office of PTR immediately prior to the Effective Time shall be the trustees and officers of the Surviving Entity, all of whom shall hold their trusteeships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the declaration of trust and bylaws of the Surviving Entity.

     THIRD: The resident agent and office of each of PACIFIC and PTR is located at 11 East Chase Street, Baltimore, State of Maryland 21202. The principal office of each of PACIFIC and PTR is located at 7777 Market Center Avenue, City of El Paso, State of Texas 79912. Neither PACIFIC nor PTR owns any interest in land in any county in the State of Maryland.

     FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by PACIFIC's articles of incorporation or PTR's declaration of trust, as the case may be, and the laws of the State of Maryland.

     FIFTH: The merger was duly (a) advised by the board of directors of PACIFIC by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of PACIFIC and (b) approved by the shareholders of PACIFIC by the vote required by its articles of incorporation and the Maryland Code.

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     SIXTH:     The merger was duly (a) advised by the board of trustees of PTR by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of PTR and
(b) approved by the shareholders of PTR by the vote required by its declaration of trust and the Maryland Code.

     SEVENTH:   At the Effective Time, Article 1, Section 1 of the declaration of trust of PTR shall be amended to read in its entirety as follows and such declaration of trust, as so amended, shall become the declaration of trust of the Surviving Entity:

          Section 1. Name. The Trust created by this Declaration of Trust is herein referred to as the "Trust" and shall be known by the name "Security Capital Pacific Trust." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees or agents of the Trust.

          Under circumstances in which the Trustees determine that the use of the name "Security Capital Pacific Trust" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any jurisdiction which name shall not, to the knowledge of the Trustees, refer to beneficiaries or Shareholders of the Trust. Legal title to all the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in, and held by the Trust in its own name or by the Trustees as joint tenants with right of survivorship as Trustees of this Trust, except that the Trustees shall have the power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

          The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

          If for any reason neither Security Capital (Southwest) Incorporated, a Delaware corporation, nor any affiliate thereof, nor any other affiliate of Security Capital Realty Incorporated, a Maryland corporation, shall any longer be rendering to the Trust the services of Advisor, as defined in
     Article 4, Section 7 hereof, to be rendered pursuant to the contract referred to in Article 4, Section 7 hereof, and any renewal or extension of such contract, then, if requested in writing by Security Capital Realty Incorporated or its successor to do so, the Trustees shall forthwith and are hereby required and authorized, without further vote or consent of the Shareholders, to (a) cease to use the name "Security Capital" or any name or names similar thereto, (b) amend this Article 1, Section 1 to change the name of the Trust to one which does not include the name "Security Capital" or any name or names similar thereto, and (c) cause to be executed and delivered all instruments necessary to evidence such change of name in each public registry where the name of the Trust shall have been registered and to disclaim any right, title or interest in or to the name "Security Capital."

     These amendments do not increase the authorized capital of PTR.

     EIGHTH:    The total number of shares of beneficial interest of all
classes which PTR has authority to issue is one hundred fifty million (150,000,000) shares of beneficial interest, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of one hundred fifty million dollars ($150,000,000). Of such one hundred fifty million shares of beneficial interest, nine million two hundred thousand have been classified as Cumulative Convertible Series A Preferred Shares of Beneficial Interest.

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     The total number of shares of stock of all classes which PACIFIC has authority to issue is two hundred fifty million (250,000,000) shares of common stock, of the par value of one cent ($0.01) each, all such shares having an aggregate par value of two million five hundred thousand dollars ($2,500,000).

     NINTH:     At the Effective Time, each issued share of common stock of
PACIFIC shall automatically and without further action by either of the parties hereto be converted into 0.611 common shares of beneficial interest of PTR. At the Effective Time, each right, option or warrant to acquire a share of common stock of PACIFIC shall automatically be converted into a right, option or warrant to acquire 0.611 common shares of beneficial interest of PTR. At the Effective Time, each issued share of beneficial interest of PTR issued immediately prior to the Effective Time shall not be converted or exchanged in any manner but shall remain issued.

     TENTH:     The parties hereto intend that the execution of these Articles of Merger constitutes the adoption of a "plan of reorganization" within the meaning of Treasury Regulations [Section] 1.368-1(c).

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     IN WITNESS WHEREOF, Security Capital Pacific Incorporated, a Maryland
corporation, and Property Trust of America, a Maryland real estate investment trust, the entities parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf and witnessed or attested all as of the 23rd day of March 1995. Each of the individuals signing these Articles of Merger on behalf of Security Capital Pacific Incorporated or Property Trust of America acknowledges these Articles of Merger to be the act of such respective entity and, as to all other matters or facts required to be verified under oath, that to the best of his or her knowledge, information and belief, these matters are true in all material respects, and that this statement is made under the penalties of perjury.


                                    SECURITY CAPITAL PACIFIC INCORPORATED,
                                         a Maryland corporation

                                    By:
                                         -------------------------------
                                         David C. Dressler, Jr.
                                         Managing Director


Attest:


----------------------------
Paul E. Szurek, Secretary

                                    PROPERTY TRUST OF AMERICA,
                                         a Maryland real estate investment trust

                                    By:
                                         -------------------------------
                                         C. Ronald Blankenship, Trustee


                                    By:
                                         -------------------------------
                                         Calvin K. Kessler, Trustee


                                    By:
                                         -------------------------------
                                         James H. Polk, III, Trustee


                                    By:
                                         -------------------------------
                                         John C. Schweitzer, Trustee


                                    By:
                                         -------------------------------
                                         William G. Myers, Trustee


                                    By:
                                         -------------------------------
                                         John T. Kelly, III, Trustee


                                    By:
                                         -------------------------------
                                         James A. Cardwell, Trustee